EXHIBIT 10.1

TELEGENT SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 1, 2007

TELEGENT SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 1st day of June, 2007, by and among Telegent Systems, Inc., a Cayman Islands exempted company (the “Company”), the holders of Series A Preference Shares of the Company listed on Exhibit A hereto (the “Series A Investors”), the holders of Series B Preference Shares of the Company listed on Exhibit A hereto (the “Series B Investors”), the holders of Series C Preference Shares of the Company listed on Exhibit A hereto, as may be supplemented from time to time in accordance with this Agreement (the “Series C Investors” and together with the Series A Investors and the Series B Investors, the “Investors”) and Weijie Yun and Samuel Sheng, each of whom is herein referred to as a “Founder.”

RECITALS

A. The Company, the Founders, the Series A Investors and the Series B Investors previously entered into an Investors Rights Agreement dated as of November 7, 2005 (the “Prior Rights Agreement”), pursuant to which the Company granted the Founders, the Series A Investors and the Series B Investors certain rights.

B. The Company and the Series C Investors are parties to the Series C Preference Shares Purchase Agreement of even date herewith (the “Purchase Agreement”). In order to induce the Series C Investors to purchase the Series C Preference Shares pursuant to the Purchase Agreement, the Company hereby agrees that this Agreement shall provide the Investors and the Founders with (i) certain rights to register the Company’s Ordinary Shares issued and issuable upon conversion of the Series A Preference Shares, Series B Preference Shares and the Series C Preference Shares, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities.

C. The Company, the Founders, the Series A Investors and the Series B Investors each desire to amend and restate the Prior Rights Agreement to add the Series C Investors as parties to this Agreement and make certain other changes as set forth herein.

AGREEMENT

The parties hereby agree as follows:

A. Amendments of Prior Rights Agreement; Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the holders of at least a majority of the outstanding Registrable Securities, as that term is defined in the Prior Rights Agreement and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders and the

Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Series A Investors and the Series B Investors that are Major Investors (as that term is defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in Section 2.3 of the Prior Rights Agreement with respect to the issuance of Series C Preference Shares.

1. Registration Rights. The Company, the Founders and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(b) The term “Form S-3” means Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor forms under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(c) The term “Founders’ Shares” means the Ordinary Shares issued to the Founders;

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e) The term “Preference Shares” means the Company’s Series A Preference Shares, Series B Preference Shares and Series C Preference Shares.

(f) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of its Ordinary Shares which results in aggregate cash proceeds to the Company of at least $30,000,000 (before deduction of underwriting discounts, commissions and expenses);

(g) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(h) The term “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Preference Shares, Series B Preference Shares or Series C Preference Shares, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the Founders’ Shares, provided, however, that for the purpose of Section 1.2, 1.4 or 1.13 the Founders’ Shares shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or

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in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(i) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of Ordinary Shares outstanding which are, and the number of Ordinary Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(j) The term “SEC” means the Securities and Exchange Commission; and

(k) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) May [__], 2010, or (ii) six months after the effective date of the registration statement for a Qualified IPO of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act with an anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) of at least $10,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to

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distribute their securities through such underwriting shall (together with the Company as provided in Section 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors (the “Board of Directors”), it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) If the Company shall, within 30 days of its receipt of any registration request pursuant to this Section 1.2, furnish written notice to the Initiating Holders of its intent to file a registration statement for an initial public offering within 60 days; or

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase

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or other similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only securities being registered is Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company (all such Holders, the “Participating Holders”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Participating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Participating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

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1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

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(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.4, whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company; provided, that the fees and expenses of such counsel to the selling Holder or Holders do not exceed $25,000; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata on the basis of the number of their shares to be registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if the requested registration is withdrawn

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and at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses or to forfeit their right to one demand registration and shall retain their rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company; provided, that the fees and expenses of such counsel to the selling Holder or Holders do not exceed $25,000.

(c) Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company; provided, that the fees and expenses of such counsel to the selling Holder or Holders do not exceed $25,000. Any underwriters’ discounts or commissions associated with the Registrable Securities shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s capital shares, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering; (ii) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included; or (iii) any securities held by

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a Founder or any third party be included if any securities held by any selling Holder are excluded or (iv) any shareholder of the Company who is not a holder of Registrable Securities be included without the consent of a majority of the Registrable Securities. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of such Holder’s officers, directors, trustees and partners, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or foreign securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law or foreign securities law; and the Company will pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Indemnified Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnified Person.

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(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder explicitly provided for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable

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considerations; provided, that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

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1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 1,000,000 shares of Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 1,000,000 shares of Registrable Securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or subject to Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

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1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial firm commitment underwritten public offering by the Company of its Ordinary Shares and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering, provided that all of the officers and directors of the Company and holders of one percent (1%) or more of the Company’s outstanding shares enter into similar agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all one-percent securityholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, (iii) such time when an Investor ceases to own any Preference Shares, or (iv) upon termination of the Agreement, as provided in Section 3.1.

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2. Covenants of the Company.

2.1 Delivery of Financial Statements. For purposes of this Section 2, a “Major Investor” shall mean any person who holds at least 1,000,000 Preference Shares or the Ordinary Shares issued upon conversion thereof (as adjusted for any share split, share dividend, share combination or consolidation, recapitalization, reclassification or any similar event in relation to the shares of the Company). For purposes of this Section 2, the term “Major Investor” shall include any general partners, managing members or affiliates of a Major Investor, and any Affiliate Fund of such Major Investor. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and register of members as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail and compared against the annual business plan provided pursuant to subsection (d) below;

(d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its

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officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 20 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of (A) the total number of Ordinary Shares then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (B) Ordinary Shares issuable pursuant to outstanding grants to employees, consultants or directors pursuant to a share option plan, restricted share purchase plan, or other share plan approved by the Board of Directors. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of Ordinary Shares then held by all Fully-Exercising Investors wishing to subscribe to the remaining available shares.

(c) The Company may, during the 45-day period following the expiration of the period provided in Section 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

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(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with stock dividends, stock splits, recapitalization or similar transactions; (ii) the issuance or sale of Ordinary Shares (or options therefor) to employees, consultants and directors of the Company pursuant to the Company’s 2004 Share Plan or restricted share purchase plans or other share plan approved by the Board of Directors; including a majority of the directors designated by holders of a majority of the Preference Shares of the Company (each such director, a “Preference Designee”); (iii) the issuance of securities, or options or warrants to purchase securities, to leasing companies, landlords, lenders and other providers of goods and services to the Company, in each case on terms approved by the Board of Directors, including a majority of the Preference Designees; (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (v) the issuance of securities, or warrants or options to purchase securities in connection with bona fide acquisitions, mergers or similar strategic transactions, the terms of which are approved by the Board of Directors, including a majority of the Preference Designees; (vi) the issuance or sale of the Preference Shares or the Ordinary Shares issuable upon conversion of the Preference Shares including, without limitation, Ordinary Shares issued or issuable upon conversion of the Series C Preference Shares pursuant to the provisions of Article 22(d)(iv) of the Restated Articles; (vii) the issuance of Ordinary Shares in a Qualified IPO prior to or in connection with which all outstanding Preference Shares will be converted into Ordinary Shares; (viii) the issuance of securities, or options or warrants to purchase securities, to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors, including a majority of the Preference Designees; or (ix) the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Listing of Securities. After the initial public offering of the Company’s Ordinary Shares, the Company shall cause its securities to be listed on a securities exchange (or other trading system) acceptable to a majority of the Preference Designees.

2.5 Directors’ and Officers’ Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with such coverage, term and policy limits as is determined by the Board of Directors for so long as any representative of the Investors is serving as a director.

2.6 Vesting of Options. The Company hereby covenants that options to purchase Ordinary Shares issued to officers, directors, employees and consultants pursuant to the Company’s share option plans shall be subject to vesting as follows: 25% to vest on the first

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anniversary of the date of grant and 75% to vest monthly over the next 36 months thereafter (the “Normal Vesting Schedule”). Any vesting schedule that is not the Normal Vesting Schedule shall be subject to the approval of the Board of Directors, including a majority of the Preference Designees. The covenant set forth in this Section 2.6 shall terminate and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO or (ii) when the Company shall consummate a transaction or series of transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”).

2.7 Drag-Along Rights. If, prior to the closing of a Qualified IPO, holders of at least a majority of the aggregate number of the Company’s outstanding Preference Shares, voting as a separate class, and holders of at least a majority of the aggregate number of the Company’s Ordinary Shares, voting as a separate class (collectively, the “Approving Members”), vote in favor of, otherwise consent in writing to, and/or otherwise agree in writing to sell or transfer all of their shares in any Liquidation Transaction that has been approved by a majority of the Directors, then the Company shall promptly notify each of the other parties to this Agreement (the “Remaining Members”) in writing of such vote, consent and/or agreement and the material terms and conditions of such Liquidation Transaction, whereupon each Remaining Member shall, in accordance with instructions received from the Company, vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Liquidation Transaction (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Approving Members and the Board of Directors; provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as between Ordinary Shares and the Preference Shares and different series of Preference Shares (including without limitation, in order to reflect the Liquidation Preference and participation rights of the Preference Shares as set forth in Article 148 of the Restated Articles). As used herein, a “Liquidation Transaction” means a liquidation, dissolution or winding up of the Company and shall be deemed to occur if the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), provided, that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, (ii) a bona fide equity financing for the primary purpose of raising capital and in which the Company is the surviving corporation pursuant to terms approved by the Board of Directors, including a majority of the Preference Designees or (iii) a transaction in which the shareholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction. In furtherance of the foregoing, the Company is hereby expressly authorized by each Remaining Member to take any or all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Liquidation Transaction; (ii) otherwise consent on such Remaining Member’s behalf to such Liquidation Transaction; (iii) sell all of such Remaining Member’s shares in such Liquidation Transaction, in accordance with the terms and conditions of Article 153 of the Restated Articles;

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and/or (iv) act as the Remaining Member’s attorney-in-fact in relation to any such Liquidation Transaction and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate. Notwithstanding the foregoing provisions of this Section 2.7, the Remaining Members shall not be obligated to vote, consent and/or sell their shares in connection with any such Liquidation Transaction to the extent that all of the Approving Members do not also do so with respect to all of the Company shares held by them.

2.8 Restated Articles. The Company shall abide by, and take all actions necessary to achieve the economic effect of, all of its obligations under the Restated Articles, including, but not limited to, the provisions related to the conversion of the Preference Shares, the adjustment to the conversion prices of the Preference Shares, the declaration and payment of dividends, the winding up of the Company, payment of liquidation preferences on the Preference Shares and the redemption of Preference Shares.

2.9 Incorporation of Certain Provisions from the Restated Articles.

(a) The following provisions of the Restated Articles, as amended from time to time, shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement.

(i) Articles 21-22 (Share Rights);

(ii) Articles 23-25 (Variation of Rights of Shares);

(iii) Articles 54-61 (General Meeting);

(iv) Article 62-63 (Notice of General Meetings);

(v) Articles 64-76 (Proceedings at General Meetings);

(vi) Article 90 (Directors);

(vii) Articles 91-94 (Powers of Directors);

(viii) Articles 95-96 (Resignation and Removal of Directors);

(ix) Article 97-106 (Proceedings of Directors); and

(x) Article 150 (Indemnity).

(b) Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Restated Articles may be effected in accordance with the terms of the Restated Articles and applicable law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Restated

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Articles shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Restated Articles, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement) and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 2.9) shall be deemed to effect an amendment or waiver of any provision of the Restated Articles.

2.10 Additional Covenants.

(a) Key Employee Insurance. The Company will use its best efforts following the Closing (as defined in the Purchase Agreement) to cause to be maintained, with sound and reputable insurers, term life insurance on the lives of Weijie Yun and Sam Sheng, in the amounts as determined in the good faith by the Board of Directors. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company.

(b) Use of Proceeds. The Company will use the proceeds from the sale of Series C Preference Shares pursuant to the Purchase Agreement for general corporate purposes, including product development, sales and marketing.

(c) Board Meetings. The Company will use its reasonable efforts to cause the Board of Directors to meet at least six (6) times per year, if possible at least once every two months for the first year after the date hereof. The number of meetings can be increased with the consent of the Board of Directors.

(d) Board of Directors Expenses. The Company shall reimburse reasonable out-of-pocket expenses of the members of the Board of Directors incurred in their services as directors of the Company.

2.11 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.10 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.11(a) above.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Articles, as such Restated Articles may be amended from time to time.

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3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of Preference Shares or any Ordinary Shares issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Shares; provided, however, that if such amendment or waiver has the effect of affecting the Founders’ Shares (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Shares, then such amendment shall also require the consent of the holder or holders of a majority of the Founders’ Shares. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series C Preference Shares pursuant to the Purchase Agreement as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email, telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, email address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in

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effect of the American Arbitration Association; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration; and (iii) submits to the exclusive jurisdiction of the State of California in any such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The Company has appointed Weijie Yun at 455 West Maude Ave., Suite 220, Sunnyvale, California as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby, expressly consents to the jurisdiction of the State of California in respect of any such arbitration, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until the Board of Directors appoints another entity to act as the Authorized Agent of the Company. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10 Aggregation of Shares. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Share Splits. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company.

[Signature Page Follows]

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The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

Telegent Systems, Inc.

By:	/s/ Weijie Yun
Weijie Yun
President and Chief Executive Officer

Address:	455 West Maude Ave., Suite 220
Sunnyvale, CA 94085

Fax:	(408) 523-2810

FOUNDERS:

/s/ Weijie Yun
Weijie Yun

Address: [Address]

Email Address: wyun@telegentsystems.com

Fax:

/s/ Samuel Sheng
Samuel Sheng

Address: [Address]

Email Address: ssheng@telegentsystems.com

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NORTHERN LIGHT VENTURE FUND, L.P.
NORTHERN LIGHT STRATEGIC FUND, L.P.
NORTHERN LIGHT PARTNERS FUND, L.P.

By Its General Partner, Northern Light Partners L.P.

By Its General Partner, Northern Light Venture Capital Limited

/s/ Jeffrey Lee
By Jeffrey Lee, Director

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Index Ventures III (Jersey) L.P.

By its General Partner:
Index Venture Associates III Limited

By:	/s/ Gerard Gardner

Gerard Gardner	and/or	David Hall
Director		Director

Index Ventures III (Delaware) L.P.

By its General Partner:
Index Venture Associates III Limited

By:	/s/ Gerard Gardner

Gerard Gardner	and/or	David Hall
Director		Director

Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P.

By its General Partner:
Index Venture Associates III Limited

By:	/s/ Gerard Gardner

Gerard Gardner	and/or	David Hall
Director		Director

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

YUCCA PARTNERS LP JERSEY BRANCH

By: Ogier Employee Benefit Services Limited as Authorised Signatory of Yucca Partners LP Jersey Branch in its capacity as administrator of the Index Co-Investment Scheme

/s/ Authorized Signatory
By Authorised Signatory - Ogier Employee Benefit Services Limited

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

New Enterprise Associates 11, Limited Partnership

By:	NEA Partners 11, Limited Partnership,
its general partner

By:	NEA 11 GP, LLC, its general partner

By:	/s/ Forest Baskett
Manager

Name:	Forest Baskett
(print)

NEA Ventures 2004, Limited Partnership

By:	/s/ Cindy Crnkovich	,
its Vice President

Name:	Cindy Crnkovich
(print)

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Pacven Walden Ventures V, L.P.
Pacven Walden Ventures Parallel V-A C.V.
Pacven Walden Ventures Parallel V-B C.V.
Pacven Walden Ventures V Associates Fund, L.P.
Pacven Walden Ventures V-QP Associates Fund, L.P.

By:	Pacven Walden Management V, Co., Ltd.,
their general partner

By:	/s/ Lip-Bu Tan
its Director

Name:	Lip-Bu Tan
(print)

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Weijie Yun
Weijie Yun

/s/ Samuel Sheng
Samuel Sheng

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT FOR TELEGENT SYSTEMS, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Charles Lim

Name:	Charles Lim
(print)

Title:	CEO, Uniquest

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Wayne Tzeng

Name:	Wayne Tzeng
(print)

Title:	Managing Director

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Mark K. Allen

Name:	Mark K. Allen
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ A. Brooke Seawell

Name:	A. Brooke Seawell
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Shaun Liu /s/ Patricia Liu

Name:	Shaun Liu Patricia Liu
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Chun-Peng Tsai

Name:	Chun-Peng Tsai
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Charles Ross Partners Investment Fund Number 39
(Print Name of Purchaser)

By:	/s/ Gregory E. Lawler

Name:	Gregory E. Lawler
(print)

Title:	Partner

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Daniel A. Artusi

Name:	Daniel A. Artusi
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Chung Wang /s/ Shu Hui

Name:	Chung Wang Shu Hui
(print)

Title:

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Techlion Group Limited
(Print Name of Purchaser)

By:	/s/ Sung Tae Ahn

Name:	Sung Tae Ahn
(print)

Title:	Director

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Jung-Chuan Liu

Name:	Jung-Chuan Liu
(print)

Title:

EXHIBIT A

INVESTORS

Series A Investors

Name/Address	Number Of Series A Preference Shares
New Enterprise Associates 11, Limited Partnership c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	5,867,835

NEA Ventures 2004, Limited Partnership c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	15,039

Pacven Walden Ventures V, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	5,506,581

Pacven Walden Ventures Parallel V-A C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	126,702

Pacven Walden Ventures Parallel V-B C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	126,702

Pacven Walden Ventures V Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	19,108

Pacven Walden Ventures V-QP Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	103,781

Name/Address	Number Of Series A Preference Shares
Greg Yamamoto [Address]	27,645

Kolluri Living Trust [Address]	55,290

Kurt E. Petersen [Address]	22,116

Tzu-Wang Pan [Address]	27,645

Weijie Yun [Address]	110,580

Johnson Community Property Revocable Trust U/A/D 10/30/02 [Address]	11,058

The Craig W. Johnson Trust U/A/D 8/31/00 [Address]	44,232

Northern Light Partners Fund, L.P. 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	9,134

Northern Light Strategic Fund, L.P 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	18,268

Northern Light Venture Fund, L.P. 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	83,178

Name/Address	Number Of Series A Preference Shares
Shinya Masaharu [Address]	55,290

Samuel Sheng [Address]	110,580

HEWM/VLG Investments LLC c/o Heller Ehrman White & McAuliffe LLP 275 Middlefield Road Menlo Park, CA 94025	100,627

David C. Lee [Address]	9,952

Topsky Technology Development Co., Ltd. 1440 Koll Circle, Suite 103 San Jose, CA 95112	55,290

Tony Huang [Address]	44,232

American Pacific Ventures Inc Room 2101, 21/F., Westlands Centre, 20 Westlands Road, Quarry Bay, Hong Kong	44,232

Peck Huat How and Ru Yee Chen [Address]	26,539

Howard Chao [Address]	26,539

Ping Ko [Address]	22,116

Convergence Tech Venture Limited 1613 S. Main Street, Suite 107 Milpitas, CA 95035	176,910

Chenming Hu [Address]	53,078

Name/Address	Number Of Series A Preference Shares
Henry & Deborah Pao Trust DTD 10-4-83 [Address]	53,078

Charles Ross Partners Investment Fund Number 39 2001 K Street, Suite 802 Washington DC 20006	44,232

David C. Lee [Address]	8,846

Craig W. Johnson [Address]	22,116

TOTAL	13,028,551

Series B Investors

Name/Address	Number Of Series B Preference Shares
Index Ventures III (Jersey) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	1,201,552

Index Ventures III (Delaware) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	2,440,824

Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	43,479

Yucca Partners LP Jersey Branch C/O Ogier Employee Benefit Services Limited Attention: Peter Le Breton Whiteley Chambers Don Street St Helier Jersey JE4 9WG Channel Islands	12,946

New Enterprise Associates 11, Limited Partnership c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	1,070,705

Pacven Walden Ventures V, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	1,002,219

Name/Address	Number Of Series B Preference Shares
Pacven Walden Ventures Parallel V-A C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	23,060

Pacven Walden Ventures Parallel V-B C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	23,060

Pacven Walden Ventures V Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	3,478

Pacven Walden Ventures V-QP Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	18,888

HEWM/VLG Investments LLC c/o Heller Ehrman Venture Law Group 275 Middlefield Road Menlo Park, CA 94025	13,627

Mark Medearis and Teresa Medearis Trustees, u/a/d 9/10/03 c/o Heller Ehrman Venture Law Group 275 Middlefield Road Menlo Park, CA 94025	5,840

TOTAL	5,859,678

Series C Investors:

Name/Address	Number Of Series C Preference Shares
Northern Light Venture Fund, L.P. 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	1,108,214

Northern Light Strategic Fund, L.P. 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	243,389

Northern Light Partners Fund, L.P. 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	121,694

Index Ventures III (Jersey) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	130,314

Index Ventures III (Delaware) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	264,718

Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P. P.O. Box 641 No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	4,716

Yucca Partners LP Jersey Branch C/O Ogier Employee Benefit Services Limited Attention: Peter Le Breton Whiteley Chambers Don Street St Helier Jersey JE4 9WG Channel Islands	6,500

Name/Address	Number Of Series C Preference Shares
New Enterprise Associates 11, Limited Partnership c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	763,727

Pacven Walden Ventures V, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	714,875

Pacven Walden Ventures Parallel V-A C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	16,449

Pacven Walden Ventures Parallel V-B C.V. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	16,449

Pacven Walden Ventures V Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	2,481

Pacven Walden Ventures V-QP Associates Fund, L.P. c/o Walden International One California Street, 28th Floor San Francisco, CA 94111	13,473

Charles Lim [Address]	138,117

Wayne Tzeng [Address]	46,040

Name/Address	Number Of Series C Preference Shares
Mark Allen [Address]	9,208

Brooke Seawell [Address]	10,000

Shaun Liu	10,000

Chun-Peng Tsai [Address]	10,000

Charles Ross Partners Investment Fund Number 39 2001 K St., Suite 802 Washington, D.C. 20006	18,416

Daniel Artusi [Address]	4,604

Chung Wang Shu Hui	10,000

Techlion Group Limited PO Box 957 Offshore Coporations Centre Road Town Tortola, British Virgin Islands	9,200

Jung-Chuan Liu	10,000

NTP Management Ltd., A Hong Kong Corp. c/o NTP Korea Posco Center Bldg West Tower 11F 892 Daechi-dong, Kangnam-gu Seoul, Korea 135-777	49,073

Name/Address	Number Of Series C Preference Shares
The Board of Trustees of the Leland Junior Stanford University (DAPER 1) Stanford Management Company 2770 Sand Hill Road Menlo Park, CA 94025	6,134

University of California, Berkeley Foundation 2080 Addison Ave. MC #4200 Berkeley, CA 94720	6,134

TOTAL	3,743,925